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                                                                     EXHIBIT 5


                       [PIPER & MARBURY LLP LETTERHEAD]


                                April 18, 1996


Starwood Lodging Trust
11835 West Olympic Boulevard
Suite 695
Los Angeles, California 90064

Starwood Lodging Corporation
11835 West Olympic Boulevard
Suite 675
Los Angeles, California 90064


Ladies and Gentlemen:


         We have acted as special Maryland counsel in connection with the joint registration statement on Form S-8 (the "Registration Statement") being filed on April 18, 1996 by Starwood Lodging Trust, a Maryland real estate investment trust (the "Trust"), and Starwood Lodging Corporation, a Maryland corporation (the "Corporation"), relating to the registration of an aggregate of 1,537,000 shares of beneficial interest, $.01 par value, of the Trust (the "Trust Shares") and 1,573,000 shares of common stock, $.01 par value, of the Corporation (the "Corporation Shares") which are "paired" and traded as units consisting of one Trust Share and one Corporation Share (the "Paired Common Shares"), to be issued under the 1995 Trust Share Option Plan of the Trust (the "Trust Plan") and the 1995 Corporation Share Option Plan of the Corporation (the "Corporation Plan" and, together with the Trust Plan, the "Plans").

         In our capacity as special Maryland counsel, we have reviewed the following:

    (a) The Declaration of Trust of the Trust, as amended to date, certified by an officer of the Trust (the "Declaration of Trust");

    (b) The Charter of the Corporation, as amended to date, certified by an officer of the Corporation (the "Charter");















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                                                           Piper & Marbury LLP

Starwood Lodging Trust
Starwood Lodging Corporation
April 18, 1996
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    (c)  A copy of the Trustees Regulations of the Trust as in effect on the date hereof (the "Trust Regulations");

    (d) A copy of the By-laws of the Corporation as in effect on the date hereof (the "Corporation By-laws");

    (e) The Registration Statement on Form S-8, relating to the Trust Shares and the Corporation Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, on April 18, 1996 (together with all exhibits thereto, the "Registration Statement");

    (f)  The Trust Plan;

    (g)  The Corporation Plan;

    (h)  A specimen certificate evidencing the Trust Shares;

    (i)  A specimen certificate evidencing the Corporation Shares;

    (j) Certified resolutions of the Board of Trustees of the Trust relating to the filing of the Registration Statement;

    (k) Certified resolutions of the Board of Directors of the Corporation relating to the filing of the Registration Statement;

    (l) A good standing certificate for the Trust, dated April 17, 1996 issued by the Maryland State Department of Assessments and Taxation (the "Department");

    (m) A good standing certificate for the Corporation, dated April 17, 1996, issued by the Department;

    (n) An Officer's Certificate of the Trust dated as of the date hereof as to certain factual matters (the "Trust Officers' Certificate");

    (o) An Officer's Certificate of the Corporation dated as of the date hereof as to certain factual matters (the "Corporation Officers' Certificate"); and


















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                                                           Piper & Marbury LLP


Starwood Lodging Trust
Starwood Lodging Corporation
April 18, 1996
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    (p)  Such other documents as we have considered necessary to the rendering of the opinions expressed below.



         In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and all public records received are accurate and complete. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Trust Officer's Certificate and the Corporation Officer's Certificate and have not independently verified the matters stated therein.

         We assume also that the issuance, sale and amount of the Trust Shares and the Corporation Shares to be offered from time to time will be authorized and determined by proper action of the Board of Trustees of the Trust and the Board of Directors of the Corporation, as the case may be, in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Declaration of Trust and the Charter, respectively, and applicable Maryland law. We further assume that prior to the issuance of any Corporation Shares and Trust Shares there will exist, under the Declaration of Trust or the Charter, as the case may be, the requisite number of authorized but unissued Corporation Shares or Trust Shares, as the case may be.

         Based upon the foregoing, we are of the opinion that

            (i) The Trust has been duly formed and is validly existing in good standing as a real estate investment trust under the laws of the State of Maryland.

            (ii) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

            (iii) (A) When specifically authorized for issuance by the Corporation's Board of Directors in an amount not exceeding the authorized but unissued capital stock of the Corporation and (B) when issued as described in the Registration Statement and in accordance with the Corporation Plan, the Corporation Shares will be legally issued, fully paid and nonassessable.

















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                                                            Piper & Marbury LLP


Starwood Lodging Trust
Starwood Lodging Corporation
April 18, 1996
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            (iv)  (A) When specifically authorized for issuance by the Trust's
Board of Trustees in an amount not exceeding the authorized but unissued capital stock of the Trust and (B) when issued as described in the Registration Statement and in accordance with the Trust Plan, the Trust Shares will be legally issued, fully paid and nonassessable.

         The opinions expressed above are limited to the law of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.



                                      Very truly yours,


                                      /s/  Piper & Marbury LLP
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